UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2019

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 West Front Street Statesville, North Carolina		28677
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    704-873-7202

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	KEQU	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) and (b)    On August 28, 2019, the Company held its 2019 Annual Meeting of Stockholders. At that meeting, the Company’s shareholders voted on the matters set forth below.

1.    Each of the nominees named below was re-elected as a Class III director for a three year term as follows:

Name of Nominee	For	Withheld	Non-Votes
Margaret B. Pyle	1,707,220	179,091	584,539
Donald F. Shaw	1,726,548	159,763	584,539

2.    The independent registered public accounting firm of Ernst & Young LLP was ratified as the Company’s independent auditor for fiscal year 2020 as follows:

For	Against	Abstained
2,445,411	16,375	9,093

3.    The compensation of the Company’s named executive officers was approved on an advisory basis pursuant to the following votes:

For	Against	Abstained	Non-Votes
1,688,434	142,704	55,202	584,539

4.    An advisory vote on whether the frequency of holding an advisory vote on executive compensation should be every one year, two years or three years resulted in the following votes:

One Year	Two Years	Three Years	Abstained	Non-Votes
1,493,036	47,103	256,676	89,525	584,539

(d)    In accordance with the recommendation of the Board of Directors and consistent with the vote of the Company’s stockholders, the Company will include an advisory non-binding vote of the Company’s stockholders on the compensation of the Company’s named executive officers in its proxy materials on an annual basis.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
Kewaunee Scientific Corporation

Date: August 30, 2019	/s/ Donald T. Gardner III
Donald T. Gardner III Vice President, Finance and
Chief Financial Officer

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